EXHIBIT 7.20


                           NON-COMPETITION AGREEMENT


         NON-COMPETITION AGREEMENT, made and entered into as of the _____ day of ______________, 1994, by and between HEALTHSOUTH Rehabilitation Corporation , a Delaware corporation ("HEALTHSOUTH"), and MICHAEL E. STEPHENS, an individual resident of the State of Alabama ("Stephens").

                              W I T N E S S E T H:

         WHEREAS, Stephens has heretofore served as Chairman of the Board, President and Chief Executive Officer of ReLife, Inc., a Delaware corporation ("ReLife");

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the transactions contemplated by that certain Plan and Agreement of Merger, dated September ___, 1994, executed by ReLife, RRS Acquisition Company, Inc. (the "Subsidiary") and HEALTHSOUTH (the "Plan of Merger") have been consummated, pursuant to which ReLife has been merged with and into the Subsidiary;

         WHEREAS, HEALTHSOUTH recognizes the knowledge and experience of Stephens as it relates to ReLife and desires to prevent Stephens from competing with the business operated by HEALTHSOUTH by entering into an agreement restricting the ability of Stephens to compete with HEALTHSOUTH during a five-year period; and

         WHEREAS, Stephens is agreeable to restrictions on his ability to compete against HEALTHSOUTH in accordance with the terms of this Agreement.

         NOW,  THEREFORE,  in  consideration  of the  premises,  the  execution, delivery and performance of the Plan of Merger, the mutual promises and covenants herein and therein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HEALTHSOUTH and Stephens hereby agree as follows:

         1. Non-Competition of Stephens. (a) During the term of this Agreement, Stephens shall not, without the prior written consent of HEALTHSOUTH, directly or indirectly, own, operate, manage, be employed by, be an agent of, act as a consultant for, financially support, lease property to or from or have a proprietary interest in, any enterprise or business which is competitive with the Rehabilitative Healthcare Services business of HEALTHSOUTH (including its subsidiaries and affiliates), in any part of the United States of America. Stephens acknowledges that the business of ReLife was conducted, and the business of HEALTHSOUTH is conducted, on a national basis and agrees that such geographic scope is reasonable. Stephens agree to execute and deliver such certifications and other instruments as HEALTHSOUTH may reasonably request in order to show compliance with the terms of this Agreement.

         (b) As used in this Agreement, "Rehabilitative Healthcare Services" shall mean any business which was conducted by ReLife prior to the consummation of the transactions contemplated by the Plan of Merger, including, but not limited to, the provision on an inpatient or outpatient basis of acute or subacute rehabilitation, physical therapy, occupational therapy, head injury treatment, spine injury treatment, sports medicine, orthopedic medicine or work hardening.

         (c) Notwithstanding any contrary provision of this Agreement, Stephens shall not be prohibited from (i) serving in any capacity with, or being employed by, the Lakeshore Foundation and its subsidiaries and affiliates or any successor entity thereto which is an organization exempt from federal taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or (ii) owning less than 1% of the outstanding equity securities of a publicly-held corporation.

         2. Confidential Information. At no time during the term of this Agreement or after the date that this Agreement shall terminate shall Stephens, jointly or severally, directly or indirectly, disclose to others, or use, any secret or confidential information, knowledge or data (oral, written or in machine-readable form) of HEALTHSOUTH, ReLife or their affiliates, including, but not limited to, information concerning (a) the business, affairs, protocols, manuals, patients or operations of HEALTHSOUTH, ReLife or their affiliates, (b) any trade secrets, new product developments, special or unique processes or methods of HEALTHSOUTH, ReLife or their affiliates, or (c) any marketing, sales, advertising or other concepts or plans of HEALTHSOUTH, ReLife or their affiliates. The foregoing covenant shall include all such information, knowledge or data whether or not developed by Stephens or by others or obtained by HEALTHSOUTH, ReLife or any of their affiliates from third parties, and irrespective of whether or not such information, knowledge or data have been identified by HEALTHSOUTH, ReLife or any of their affiliates as secret or confidential, unless and until, and then to the extent and only to the extent that, such information, knowledge or data becomes available to the public otherwise than by the act or omission of Stephens. All documents, records, notes, computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, reports, customer lists, patient lists, referral sources, photographs, catalogs and other writings, whether copyrightable or not, relating to or dealing with the business, customers or patients of HEALTHSOUTH, ReLife or their affiliates, and those of others entrusted to HEALTHSOUTH, ReLife or their affiliates, which were or are prepared or created by Stephens or which may come into their possession, are the property of HEALTHSOUTH, and upon demand by HEALTHSOUTH, Stephens agree to return all such matters and writings, and all copies thereof, to HEALTHSOUTH.

         3. Term. The term of this Agreement shall be for five years commencing on the day and year first above written.

         4. Compensation. In consideration for the agreements of Stephens contained herein, HEALTHSOUTH agrees to pay Stephens a total of $1,000,000 for the entire five-year term of this Agreement, payable in arrears in five equal annual installments, without interest, of $200,000 each, beginning on the first anniversary of the date hereof.

         5. Specific Performance. (a) Stephens acknowledge that the rights and privileges granted to HEALTHSOUTH herein are of a special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach by Stephens of this Agreement will cause HEALTHSOUTH irreparable injury and damage. Accordingly, Stephens hereby agrees that HEALTHSOUTH shall be entitled to remedies of injunction, specific performance or other equitable relief, without bond, to prevent or cure a breach of this Agreement. This provision shall not be construed as a waiver of any other rights or remedies HEALTHSOUTH may have for damages or otherwise.

         (b) Notwithstanding any contrary provision contained herein, nothing in this Agreement shall abrogate the obligations of HEALTHSOUTH under Section 7.17(c) of the Plan of Merger, and any breach by Stephens of his obligations hereunder shall not entitle HEALTHSOUTH to any remedies or rights which are prohibited by such Section 7.17(c).

          6. Partial Invalidity. The parties have entered into this Agreement in good faith and for the reasons set forth in the recitals hereto and assume and intend that this Agreement is legally binding. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective for the widest geographical area and/or the longest period of time as may be legally enforceable, it being understood that the compensation payable hereunder is for the full term and geographic area stated herein, and for all the covenants of Stephens. This provision shall not be construed as a waiver of any other rights or remedies HEALTHSOUTH may have for damages or otherwise.

          7. Enforcement Costs. HEALTHSOUTH shall pay all reasonable costs incurred by Stephens, including reasonable attorneys' fees and court costs, to enforce the terms of this Agreement against it or to obtain performance by it hereunder. Stephens shall pay all reasonable costs incurred by HEALTHSOUTH, including reasonable attorneys' fees and court costs, to enforce the terms of this Agreement against him or to obtain performance by him of his obligations hereunder.

          8. Binding Effect and Modifications. This Agreement shall be binding upon and shall inure to the benefit of the personal representatives, executors, administrators, successors and assigns of the parties to this Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior written agreements between the parties, and all prior and contemporaneous oral statements with respect to the transaction contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

          9. Section Captions and Counterparts. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument. The parties may execute this Agreement, individually or in a representative capacity, and forward an executed counterpart signature to one or more other parties by telecopy, overnight express or other means, and the party or parties receiving such executed counterpart signature shall be authorized to attach it hereto as the legal and valid signature of such executing party. The party or party receiving such executed counterpart signature, together with their attorneys and counsel, shall be able to rely on the validity of such executed counterpart signature as fully as if the original of such signature was affixed hereon.

         10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Alabama, applied without giving effect to any conflicts-of-law principles.

         11. No Rule of Construction. The parties acknowledge that this Agreement was initially prepared by HEALTHSOUTH solely as a convenience and that all parties and their counsel hereto have read and fully negotiated all the language used in this Agreement. The parties acknowledge and agree that because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of or against any party by reason of that party's role in drafting this Agreement.

         IN WITNESS WHEREOF, the undersigned parties have hereunto set their hands as of the day and year first above written.



                                     _________________________________ (SEAL)
                                              Michael E. Stephens



                                     HEALTHSOUTH Rehabilitation Corporation


                                     By ___________________________________

                                       Its ________________________________



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